Exhibit 10.146

BLACKSTONE INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

BX EQUITY AWARD

DEFERRED UNIT AGREEMENT

Participant:	Date of Grant:

Number of Deferred Units:

1. Grant of Deferred Units. The Company hereby grants the number of deferred units (the “Deferred Units”) listed above to the Participant (the “Award”), effective as of the Date of Grant on the terms and conditions hereinafter set forth in this agreement, including any appendix, exhibit or addendum hereto (the “Award Agreement”). This grant is made pursuant to the terms of the Blackstone Inc. Amended and Restated 2007 Equity Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), which is incorporated herein by reference and made a part of this Award Agreement. Each Deferred Unit represents the unfunded, unsecured right of the Participant to receive a Common Share on the delivery date(s) specified in Section 4 hereof.

2. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) “Cause” shall mean the occurrence or existence of any of the following as determined fairly, reasonably, on an informed basis and in good faith by the Administrator: (i) any material breach of any rules or regulations of the Company or its Affiliates applicable to the Participant, (ii) Participant’s deliberate failure to perform his or her duties to the Company or its Affiliates, (iii) Participant’s committing to or engaging in any conduct or behavior that is or may be harmful to the Company or its Affiliates in a material way; (iv) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or its Affiliates; or (v) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that the Participant individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) the Participant’s ability to function as a director of the Company or its Affiliates, taking into account the duties and responsibilities required of the Participant and the nature of the Company’s or its Affiliates’ business or (B) the business of the Company or its Affiliates.

(b) “Common Share” shall mean a share of the Company’s Common Stock.

(c) “Qualifying Event” shall mean, during the Participant’s Employment with the Company and its Affiliates, the Participant’s death, Disability or Retirement.

(d) “Retirement” shall mean the retirement of the Participant from his or her Employment with the Company and its Affiliates after (i) the Participant’s age plus years of service with the Company and its Affiliates totals at least 65, (ii) the Participant has reached age 55, and (iii) the Participant has had a minimum of five years of service. Notwithstanding the forgoing, if the Participant retires from his or her Employment with the Company and its Affiliates after (x) the Participant’s age plus years of service with the Company and its Affiliates totals at least 70, (y) the Participant has reached age 60, and (z) the Participant has had a minimum of ten years of service, then such retirement shall also constitute an “Enhanced Retirement” for purposes of this Award Agreement.

(e) “Vested Deferred Units” shall mean those Deferred Units which have become vested pursuant to Section 3 or otherwise pursuant to the Plan.

(f) “Vesting Date” shall mean the first anniversary of the Vesting Reference Date.

(g) “Vesting Reference Date” shall mean     .

3. Vesting.

(a) Vesting – General. Subject to the Participant’s continued Employment with the Company and its Affiliates, the entire Award shall cliff vest on the Vesting Date.

(b) Vesting – Qualifying Events.

(i) Death or Disability. Upon the occurrence of a Qualifying Event on account of the death or Disability of the Participant, 100% of the Deferred Units granted hereunder shall vest (to the extent not previously vested) upon the date of such event.

(ii) Standard Retirement. Upon the occurrence of a Qualifying Event on account of the Retirement of the Participant that does not constitute an Enhanced Retirement, (I) 50% of the then unvested Deferred Units shall remain eligible to vest upon the Vesting Date, and (II) all other unvested Deferred Units shall be cancelled immediately and the Participant shall automatically forfeit all rights with respect to such unvested Deferred Units upon the date of such event.

(iii) Enhanced Retirement. Upon the occurrence of a Qualifying Event on account of the Enhanced Retirement of the Participant, 100% of the then unvested Deferred Units shall remain eligible to vest upon the Vesting Date.

(c) Vesting –Terminations. Except as otherwise set forth in Section 3(b), in the event the Participant’s Employment with the Company and its Affiliates is terminated for any reason, the portion of the Award that has not yet vested pursuant to Section 3(a) or 3(b) hereof (or otherwise pursuant to the Plan) shall be cancelled immediately and the Participant shall automatically forfeit all rights with respect to such portion of the Award as of the date of such termination.

4. Delivery.

(a) Delivery – General. The Company shall, on the Vesting Date, deliver to the Participant the Common Shares underlying the Deferred Units which vest and become Vested Deferred Units on such date.

(b) Delivery – Qualifying Events.

(i) Death or Disability. Upon the occurrence of a Qualifying Event on account of the Participant’s death or Disability, the Company shall, within a reasonable time following the date of such event, deliver Common Shares to the Participant in respect of 100% of the Deferred Units which vest and become Vested Deferred Units on such date.

(ii) Retirement. Following the occurrence of a Qualifying Event on account of the Participant’s Retirement, the Company shall, on the Vesting Date, deliver Common Shares to the Participant in respect of those Deferred Units which vest and become Vested Deferred Units as of the Vesting Date by application of Section 3(b)(ii) or Section 3(b)(iii), as applicable.

(c) Delivery – Terminations. Except as otherwise set forth in Section 4(b) or 4(d), in the event the Participant’s Employment with the Company and its Affiliates is terminated for any reason, the Company shall (i) within a reasonable time of such termination, deliver Common Shares to the Participant in respect of the Vested Deferred Units as of such date.

(d) Forfeiture – Cause Termination. Notwithstanding anything to the contrary herein, upon the termination of the Participant’s Employment by the Company or any of its Affiliates for Cause, all outstanding Deferred Units (whether or not vested) shall immediately terminate and be forfeited without consideration and no further Common Shares with respect of the Award shall be delivered to the Participant or to the Participant’s legal representative, beneficiaries or heirs. Without limiting the foregoing, any Common Shares that have previously been delivered to the Participant or the Participant’s legal representative, beneficiaries or heirs pursuant to the Award and which are still held by the Participant or the Participant’s legal representative, or beneficiaries or heirs as of the date of such termination for Cause, shall also immediately terminate and be forfeited without consideration.

5. Change in Control. Notwithstanding anything to the contrary herein, in the event of a Change in Control, (i) 100% of the Deferred Units granted hereunder which then remain outstanding shall vest (to the extent not previously vested) upon the date of such Change in Control, and (ii) the Company shall deliver Common Shares to the Participant at the same time as would otherwise be delivered pursuant to Section 4(a); provided, however, if such Change in Control (or any subsequent Change in Control) would constitute “a change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company (in each case within the meaning of Section 409A of the Code), the Company shall instead deliver Common Shares to the Participant in respect of 100% of the then outstanding Deferred Units (to the extent not previously delivered) on or within 10 days following such Change in Control.

6. Distributions. If on any date while vested or unvested Deferred Units are outstanding hereunder any cash distributions shall be paid on the Common Shares, the Participant shall be entitled to receive, as of such distribution date, a cash payment equal to the product of (a) the number of Deferred Units, if any, held by the Participant as of the related distribution date, multiplied by (b) the per Common Share amount of such cash distribution.

7. Adjustments Upon Certain Events. The Administrator shall, in its sole discretion, make certain substitutions or adjustments to any Deferred Units subject to this Award Agreement pursuant to Section 9 of the Plan.

8. No Right to Continued Employment. The granting of the Deferred Units evidenced by this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

9. No Rights of a Holder of Common Shares. Except as otherwise provided herein, the Participant shall not have any rights as a holder of Common Shares until such Common Shares have been issued or transferred to the Participant.

10. Restrictions. Any Common Shares issued or transferred to the Participant pursuant to Section 4 of this Award Agreement shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Administrator may cause a notation or notations to be entered into the books and records of the Company to make appropriate reference to such restrictions.

11. Transferability. Unless otherwise determined or approved by the Administrator, no Deferred Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable against the Company or any Affiliate.

12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including electronically) and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic means, by courier service, by fax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

(a)	If to the Company, to:

Blackstone Inc.

345 Park Avenue

New York, New York, 10154

Attention: Chief Legal Officer

Fax:

(b)	If to the Participant, to the address appearing in the personnel records of the Company or any Affiliate.

13. Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any issuance or transfer due under this Award Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any issuance or transfer under this Award Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes, including, without limitation, by reducing the number of Common Shares that would otherwise be transferred or issued pursuant to this Award Agreement. Without limiting the foregoing, the Administrator may, from time to time, permit the Participant to make arrangements prior to any vesting date or delivery date described herein to pay the applicable withholding taxes by remitting a check prior to the applicable vesting or delivery date.

14. Choice of Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the law of the State of New York.

15. Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All Deferred Units and Common Shares issued or transferred with respect thereof are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Nature of Grant. By accepting the Deferred Units, the Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of Deferred Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Deferred Units or benefits in lieu of Deferred Units, even if Deferred Units have been granted in the past;

(c) all decisions with respect to future Deferred Units or other grants, if any, will be at the sole discretion of the Company;

(d) the Participant is voluntarily participating in the Plan;

(e) the Deferred Units and the underlying Common Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) unless otherwise agreed with the Company, the Deferred Units and the underlying Common Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any affiliate of the Company;

(g) the Deferred Units and the underlying Common Shares, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, indemnification, pension or retirement or welfare benefits or similar payments, benefits or rights of any kind, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any of its Affiliates;

(h) the future value of the underlying Common Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages shall arise from the forfeiture of the Deferred Units resulting from the Participant’s termination of Employment (for any reason whatsoever); and

(j) for purposes of the Deferred Units, the Participant’s Employment will be considered terminated (regardless of the reason for such termination) as of the date that is the earlier of (i) the date he or she is no longer actively providing services to the Company or an Affiliate or (ii) the date he or she receives notice of termination of Employment from the Company or its applicable Affiliate, and unless otherwise expressly provided in this Award Agreement or determined by the Company, the Participant’s right to vest in the Deferred Units under the Plan, if any, will terminate as of such date. The Administrator will have exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Deferred Units.

17. Non-U.S. and Country Specific Provisions. If the Participant resides in a country outside the United States or its territories, or is otherwise subject to the laws of a country other than the United States, the Deferred Units and any underlying Common Shares acquired under the Plan shall be subject to the additional terms and conditions set forth in Appendix A and to the terms and conditions set forth in Appendix B for the Participant’s country, if any. Moreover, if the Participant relocates outside the United States or its territories, the terms and conditions set forth in Appendices A and B will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

18. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Common Shares. The Participant should consult with his or her own tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

19. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach of this Award Agreement.

21. Entire Agreement. This Award Agreement contains the entire understanding between the parties with respect to the Deferred Units granted hereunder (including, without limitation, the vesting and delivery schedules described herein), and hereby replaces and supersedes any prior communication and arrangements between the Participant and the Company or any of its Affiliates with respect to the matters set forth herein and any other pre-existing economic or other arrangements between the Participant and the Company or any of its Affiliates.

22. Modifications. Notwithstanding any provision of this Award Agreement to the contrary, the Company reserves the right to modify the terms and conditions of this Award Agreement, including, without limitation, the timing or circumstances of the issuance or transfer of Common Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary or advisable for legal or administrative reasons or to preserve the intended deferral of income recognition with respect to the Deferred Units until the issuance or transfer of Common Shares hereunder.

23. Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan by electronic means. Electronic delivery of a document to the Participant may be via a Company e-mail system, an online or electronic system established and maintained by a third party administrator of the Plan, or by reference to a location on a Company intranet site to which the Participant has access. The Participant hereby agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company desires or may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications), in connection with this and any other prior or future incentive award or program offered by the Company and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

BLACKSTONE INC.

Name:

THE PARTICIPANT[1]

Name:

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute Participant’s signature hereof.

APPENDIX A

TO

BLACKSTONE INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

BX EQUITY AWARD

DEFERRED UNIT AGREEMENT

ADDITIONAL TERMS AND CONDITIONS

FOR PARTICIPANTS OUTSIDE THE UNITED STATES

A-1

APPENDIX B

TO

BLACKSTONE INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

BX EQUITY AWARD

DEFERRED UNIT AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS

B-1